Exhibit 4.1

Execution Version

GARTNER, INC.

as the Company

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Senior Indenture

Dated as of November 20, 2025

-i-

-ii-

-iii-

SENIOR INDENTURE, dated as of November 20, 2025, between Gartner, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its senior debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means one or more resolutions of the Board of Directors, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the place of payment, with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in London, or with respect to Securities denominated in a specified currency other than United States dollars, in the principal financial center of the country of the specified currency.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, (i) for purposes of presentation, surrender, transfer or exchange of Securities in accordance with the terms of this Indenture, 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust—Gartner, Inc., and (ii) for all other purposes, the address of the Trustee specified in Section 10.02 hereof or, in each case, such other address in the United States as to which the Trustee may give notice to the Company.

“Default” means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the U.S. as in effect from time to time applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

Except as otherwise provided herein, all ratios and computations based on GAAP contained in this Indenture shall be computed to the extent relevant in conformity with GAAP.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, that meets the requirements of Section 10.04 hereof.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 10.04. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer” when used with respect to the Trustee, means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or secretary within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02 Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Cash Transaction	7.03
Event of Default	6.01
Judgment Currency	10.15	(a)
Notice	10.11
Paying Agent	2.05
record date	2.04
Registrar	2.05
Required Currency	10.15	(a)
Security Register	2.05
self-liquidating paper	7.03	(b)
tranche	2.14

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“default” means Event of Default;

“indenture securities” means the Securities;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(a) (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) (b) words in the singular include the plural, and words in the plural include the singular;

(c) (c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) (d) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e) (e) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

Section 2.02 Execution And Authentication. One Officer shall execute the Securities for the Company by manual, facsimile, digital or electronic (including “.pdf” or DocuSign or other electronic signature platform) signature in the name and on behalf of the Company. If an Officer whose signature is on a Security thereto no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual, facsimile, digital or electronic signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company. In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b) an Officer’s Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c) an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, and general principles of equity, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, indemnities or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Sections 2.01 and 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the written order, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c) the date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(d) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e) if other than as provided in Section 4.02, the place or places where the principal of and any interest on Securities of the series shall be payable, the Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(f) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(i) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j) if other than the currency in which the Securities of the series are denominated, the currency in which payment of the principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l) whether the Securities of the series or any portion thereof will be issuable as Registered Global Securities;

(m) whether the Securities of the series may be exchangeable for and/or convertible into the common stock of the Company or another Person or any other security;

(n) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(o) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(q) provisions, if any, for the satisfaction and discharge or defeasance of the Securities of the series (including provisions permitting discharge or defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(r) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities , the identity of the Depositary or common Depositary for such Registered Global Security;

(s) any other Events of Default or covenants with respect to the Securities of the series; and

(t) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05 Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the continental United States. The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”). The Company may appoint one or more additional paying agents, transfer agents or co-registrars with respect to any series. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar and Paying Agent. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of any series of Securities. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee 10 days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register. In acting hereunder and in connection with the Securities, the Paying Agent and Registrar shall act solely as agents of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Section 2.06 Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. New York City time on each due date of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent (if other than the Company or its Subsidiary) shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07 Transfer and Exchange.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided Whenever any Securities are so surrendered for exchange, the Company shall execute, and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver, without service charge,

(a) to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.

Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to written instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

With respect to Registered Global Securities, members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Registered Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Registered Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Registered Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Registered Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Registered Global Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Registered Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Registered Global Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of any Registered Global Security). The rights of beneficial owners in any Registered Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Registered Global Security (including any transfers between or among Depositary participants, members or beneficial owners in any Registered Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08 Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver, in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security and/or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09 Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and those that have been defeased pursuant to Section 8.05.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10 Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of disposition to the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), CUSIP numbers or CINS numbers, as the case may be, may be used in notices of redemption or exchange as a convenience to Holders; provided that the Trustee shall not be responsible for the accuracy of any CUSIP or CINS number printed on any Security, notice of redemption or elsewhere and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

Section 2.13 Defaulted Interest. If the Company defaults in a payment of interest on the Registered Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder of such Registered Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Trustee shall not be under any duty or responsibility to any Holders to determine the defaulted interest, or with respect to the nature, extent or calculation of the defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

Section 2.14 Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.05, 4.02, 6.01 through 6.14, 8.01 through 8.07, 9.02 and Section 10.07, if any series of

Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

ARTICLE 3

REDEMPTION

Section 3.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 10 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series (with a copy to the Trustee) at their last addresses as they shall appear upon the registry books or, in the case of Registered Global Securities, by sending such notice in accordance with the applicable procedures of the Depositary, provided that such notice of redemption may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the Securities or a satisfaction and discharge of the Indenture in accordance with Section 8.01. Any notice which is mailed or sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give such notice, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series to be redeemed, the CUSIP numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided that the Company shall have requested the Trustee to send such notice in an Officer’s Certificate, including a form of such notice, delivered to the Trustee by 5:00 p.m. (New York time) at least two (2) Business Days (or such shorter period as shall be acceptable to the Trustee) prior to the requested date of delivery.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Company or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

On or before 11:00 a.m. New York City time on the redemption date the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee by 5:00 p.m. (New York time) at least two (2) Business Days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officer’s Certificate stating that all such Securities are to be redeemed. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee by 5:00 p.m. (New York time) at least two (2) Business Days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officer’s Certificate stating the aggregate principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part or, if the Securities are Restricted Global Securities, selection of the Securities for redemption shall be made by the Depositary in accordance with its applicable procedures. Securities may be redeemed in part in principal amounts equal to authorized denominations for Securities of such series. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty or obligation to calculate or verify the redemption price.

Section 3.03 Payment Of Securities Called For Redemption. If notice of redemption has been given as above provided, subject to the satisfaction of any conditions specified in such notice of redemption, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, except as provided in Sections 7.12 and 8.02, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.05 Mandatory Redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities. The Company and its Affiliates may at any time and from time to time purchase the Securities in the open-market transactions, tender offers or otherwise.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities. The Company shall pay or caused to be paid the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by wire transfer to an account within the United States or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including reasonable attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02; provided, however that the Trustee shall not be deemed an agent of the Company for service of legal process.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Securityholders’ Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 4.04 Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.05 Reports by the Company. The Company covenants to file with the Trustee, within 30 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Reports, information and documents filed with the Commission via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.05.

The Trustee shall have no duty to review or analyze reports delivered to it pursuant to this Section 4.05. Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.05 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission, EDGAR or any website under this Indenture.

Section 4.06 Additional Amounts. If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of Principal of or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the principal paying agent, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such paying agent whether such payment of Principal of or interest on the Securities of that series shall be made to Holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such paying agent the additional amounts required to be paid by this Section. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section.

Whenever in this Indenture there is mentioned, in any context, the payment of the Principal of or interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any Person unless either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company shall be sold, conveyed, transferred or leased shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture and the Company in the case of clauses (x) and (y) shall have delivered to the Trustee (A) an Opinion of Counsel stating that such consolidation, merger or sale, conveyance, transfer or lease and such supplemental indenture (if any) complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and (B) an Officer’s Certificate to the effect that immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, that such consolidation, merger or sale, conveyance, transfer or lease and such supplemental indenture (if any) complies with this provision and that all conditions precedent provided for herein relating to such transaction have been satisfied.

Section 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” shall occur with respect to the Securities of any series if:

(a) the Company defaults in the payment of the Principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(b) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture with respect to any Security of such series or in the Securities of such series and such default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of all series affected thereby specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors; or

(f) any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

Section 6.02 Acceleration. (a) If an Event of Default other than as described in clauses (d) or (e) of Section 6.01 with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such series then outstanding hereunder (all such series voting together as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. The Holders of not less than a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) may rescind and annul any of the above-described declarations and consequences involving such series, except in the case of an Event of Default as described in clauses (a) or (b), in which case the Holders of a majority in aggregate principal amount of the outstanding Securities of each affected series shall vote to waive such Event of Default as a separate class.

(b) If an Event of Default described in clause (d) or (e) of Section 6.01 occurs and is continuing, then the entire principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of all the Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared or become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities of all such series that have been accelerated (voting as a single class), by written notice to the Company and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03 Other Remedies. If a payment default or an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.02) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in clauses (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05 Control by Majority. Subject to Sections 7.01 and 7.02(e), the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.02) of the outstanding Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (provided, however, that the Trustee shall not have an affirmative obligation to determine whether any such direction is unduly prejudicial to the rights of any Holders not joining in the giving of such direction); and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.

Section 6.06 Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b) the Holders of at least 25% in aggregate principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of, or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, and shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (in each of its capacities hereunder) under this Indenture applicable to the Securities of such series in respect of which moneys have been collected, including, without limitation, under Section 7.07 hereof;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the outstanding Securities of such series.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01 General.

(a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein.

(b) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) In the absence of willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(iii) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(A) This paragraph does not limit the effect of paragraph (b) of this Section.

(B) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(C) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series in accordance with Section 6.05.

(d) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

Section 7.02 Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officer’s Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to Section 10.04 and shall cover such other matters as the Trustee may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d) unless otherwise specifically provided in this Indenture, any request, direction, order or demand of the Company mentioned herein shall be sufficient if signed by an Officer of the Company or may be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(h) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officer’s Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, judgment, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity and/or security against such expenses or liabilities as a condition to proceeding.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be charged with knowledge or of any default or Event of Default under this Indenture or any other agreement unless a Responsible Officer of the Trustee shall have actual knowledge thereof or shall have received at the Corporate Trust Office written notice of such default or Event of Default, which notice shall reference this Indenture and the relevant series of Securities and state that it is a notice of default or Event of Default.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communications service; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(m) In the event that the Trustee is also acting as Registrar, transfer agent, Authenticating Agent or Paying Agent, the rights, privileges, immunities and protections, including without limitation, its right to be indemnified, afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Registrar, transfer agent, Authenticating Agent or Paying Agent; provided, that in and during the continuance of an Event of Default, only the Trustee shall be subject to the prudent person standard of care.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04 Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

Section 7.05 Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or such predecessor Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel and other persons not regularly in their employ.

The Company shall indemnify the Trustee and any predecessor Trustee for, and hold them harmless against, any action, suit or proceeding at law or in equity loss or liability or fee, expense or charge of any nature (including, without limitation, reasonable attorneys’ fees and expenses) incurred by them without negligence or willful misconduct on their part (as determined by a court of competent jurisdiction in a final non-appealable decision) arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including, without limitation, those incurred with respect to enforcement of their right to indemnity hereunder and the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities.

The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense at the expense of the Company. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, not to be unreasonably withheld or delayed, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee, the repayment of any series of Securities and the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(d) or Section 6.01(e) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing at least 30 days prior to the requested date of removal and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 7.11 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and, upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 7.10 Successor Trustee By Merger, Etc. If the Trustee consolidates with, merges or converts into, sells or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.12 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 8.01 Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the Principal of and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (c) (i) all the securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) or Government Securities, maturing as to principal and interest in such amounts and at such times as will insure (without consideration of the reinvestment of such interest) the availability of cash, or a combination thereof, sufficient to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series; provided, that in connection with any redemption that requires the payment of any premium, the amount deposited with the Trustee shall be sufficient for purposes of this clause (ii) to the extent that an amount is deposited with the Trustee equal to such premium calculated as of the date of such deposit, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the applicable redemption date, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange of securities of such series, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, indemnities and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of Principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

Section 8.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 8.04, all moneys (including Government Securities and the proceeds thereof) deposited with the Trustee pursuant to Section 8.01, Section 8.05 or Section 8.06 shall be held in trust and applied by it to the payment, either directly or through any paying agent to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 8.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 8.04 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 8.05 Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities of any series, on the 123rd day after the deposit referred to in clause (i) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (c) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (d) the rights, obligations, indemnities and immunities of the Trustee hereunder and (e) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

(i) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount, or (B) Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series;

(ii) the Company has delivered to the Trustee (A) either (x) an Opinion of Counsel to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.05 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related Treasury regulations after the date of this Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

(iv) if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge under this Section have been complied with; and

(vi) if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 8.06 Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant established pursuant to Section 2.03(r) and clause (c) (with respect to any covenants established pursuant to Section 2.03(r)) and clause (f) of Section 6.01 shall be deemed not to be an Event of Default with respect to Securities of any series, if

(a) with reference to this Section 8.06, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and the Indenture with respect to the Securities of such series, (i) money in an amount or (ii) Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series and the Indenture with respect to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of Securities of such series and the Indenture with respect to the Securities of such series;

(b) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.06 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

(d) if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge; and

(e) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section have been complied with.

Section 8.07 Reinstatement. If the Trustee or paying agent is unable to apply any monies or Government Securities in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or Government Securities in accordance with Article 8; provided, however, that if the Company has made any payment of Principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or Government Securities held by the Trustee or paying agent.

Section 8.08 Indemnity. The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.08 and Section 8.02, the “Trustee”) against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.01, 8.05 or 8.06 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.

Section 8.09. Excess Funds. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company, any money or Government Securities (or other property and any proceeds therefrom) held by it as provided in Section 8.01, 8.05 or 8.06 which, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a discharge or defeasance, as applicable, in accordance with this Article 8.

Section 8.09 Qualifying Trustee. Any trustee appointed pursuant to Section 8.05 or 8.06 for the purpose of holding money or Government Securities deposited pursuant to such Sections shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

(b) to comply with Article 5;

(c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor or separate Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.09;

(e) to establish the form or forms or terms of Securities of any series as permitted by Section 2.03;

(f) to provide for uncertificated and to make all appropriate changes for such purpose; and

(g) to make any change that does not materially and adversely affect the rights of any Holder.

Section 9.02 With Consent of Holders. Subject to Sections 6.04 and 6.07, without prior notice to any Holders, the Company and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting together as a single class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting together as a single class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the Principal of, or any installment of interest on, such Holder’s Security,

(b) reduce the Principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount);

(c) reduce the above stated percentage of outstanding Securities the consent of whose holders is necessary to modify or amend the Indenture with respect to the Securities of the relevant series; and

(d) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses (a) through (d) of Section 9.02. In case of an amendment or waiver of the type described in clauses (a) through (d) of Section 9.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Company may require the Holder thereof to deliver it to the Trustee. The Trustee, at the direction of the Company, may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Company may direct the Trustee to place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and, upon the written request of the Company signed by one Officer of the Company, the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 9.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon (in addition to the documents required by Section 10.03), an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and, with respect to such Opinion of Counsel, stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 9.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

MISCELLANEOUS

Section 10.01 Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.02 Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), or sent by facsimile, electronic mail or overnight air courier guaranteeing next-day delivery, to the others’ address:

If to the Company:

Gartner, Inc.

56 Top Gallant Road

Stamford, Connecticut

Attention: Chief Legal Officer

Email: GeneralCounsel@gartner.com

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: S. Neal McKnight

Email: mcknightn@sullcrom.com

If to the Trustee:

U.S. Bank Trust Company, National Association

Global Corporate Trust

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, CT 06103

Email: laurel.casasanta@usbank.com

Attention: Laurel Casasanta

Ref: Gartner, Inc.

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by email or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication shall be sufficiently given to Holders by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Registered Global Security (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 10.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04) shall include:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.05 Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 10.06 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.07 Payment Date Other Than a Business Day. Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 10.08 Governing Law; Jurisdiction; Waiver of Jury Trial. The laws of the State of New York shall govern this Indenture and the Securities.

The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

EACH OF THE PARTIES HERETO HEREBY (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES THEREBY) WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 10.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 10.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11 Duplicate Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Indenture and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication (a “Notice”) by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 10.12 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 10.14 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities.

Section 10.15 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Required Currency could be purchased with the Judgment Currency in The City of New York on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Required Currency could be purchased with the Judgment Currency in The City of New York with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GARTNER, INC. as the Company

By:	/s/ Craig W. Safian
Name: Craig W. Safian
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as the Trustee

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President